Exhibit 99.1

Argan, Inc.  Reports First Quarter Results

June 7, 2016 — ROCKVILLE, MD — Argan, Inc. (NYSE: AGX) (the “Company”) today announced financial results for its first quarter ended April 30, 2016. Please read the Company’s Quarterly Report on Form 10-Q, which the Company expects to file tomorrow with the U.S. Securities and Exchange Commission (the “SEC”), which can be retrieved from the SEC’s website at www.sec.gov or from the Company’s website at www.arganinc.com.

Summary Information: (dollars in thousands, except per share data (unaudited)):

	April 30,	January 31,
	2016	2016	Change	% Change
For the Quarter Ended:
Revenues	$130,348	$116,386	$13,962	12%
Cost of revenues	102,046	92,843	9,203	10
Gross profit	28,302	23,543	4,759	20
Gross margins	21.7%	20.2%	1.5%	7
Net income attributable to the stockholders of the Company	$12,230	$6,728	$5,502	82
Diluted per share	0.81	0.45	0.36	80
EBITDA attributable to the stockholders of the Company	20,157	12,777	7,380	58
Diluted per share	1.34	0.85	0.49	58
As of:
Cash, cash equivalents and short-term investments	$319,655	$275,007	$44,658	16%
Billings in excess of costs and estimated earnings	134,621	105,863	28,758	27
Backlog	1,463,000	1,148,000	315,000	27

Highlights for the Quarter:

•                  Revenues increased 12% to $130 million for the quarter ended April 30, 2016 as compared to $116 million in the prior quarter.

•                  Net income attributable to the stockholders of Argan increased 82% to $12.2 million, or $0.81 per diluted share, for the quarter ended April 30, 2016.

•                  Gemma Power Systems (“Gemma”), a wholly owned subsidiary of ours, received a full notice-to-proceed with EPC activities for a 785 MW dual-fuel combined cycle electric generating facility (“CPV Towantic”) to be located in Oxford, Connecticut.  With the addition of CPV Towantic, our backlog increased 27% to $1.5 billion as of April 30, 2016.

•                  Gemma reached substantial completion on one large, gas-fired power plant during the quarter.

First Quarter Results:

Revenue increased 12% to $130 million over last quarter primarily due to Gemma ramping up work on five new projects and a full quarter of revenues from The Roberts Company (“Roberts”) which we acquired in December of last quarter, partially offset by a decrease in revenues from two existing Gemma projects.  Our gross profit increased $4.8 million to $28.3 million compared to last quarter due to improved performance and reduced estimated costs to complete certain fixed price projects, particularly at Gemma and Roberts.  Net income attributable to our stockholders for the first quarter increased 82% to $12.2 million, or $0.81 per diluted share, from $6.7 million, or $0.45 per diluted share, for the prior quarter.  Likewise, EBITDA attributable to our stockholders for the first quarter increased 58% to $20.2 million, or $1.34 per diluted share, from $12.8 million, or $0.85 per diluted share, for the prior quarter.  The increase in earnings is due primarily to the aforementioned $4.8 million increase in gross profit, a $2.0 million decrease in selling, general and administrative expenses due to year-end incentive compensation incurred in the prior quarter, and a $0.5 million reduction from the impact of noncontrolling interests.

Commenting on Argan’s first quarter results, Rainer Bosselmann, Chairman and Chief Executive Officer, stated, “We are pleased with the first quarter results and the continued growth we are experiencing.  While we wrap up work at two major power plant projects, we are focusing on ramping up our five new projects.  This activity along with the acquisitions of Roberts and Atlantic Projects Company has resulted in our revenue concentration being less than 18% in any one project for the quarter.  With a backlog of $1.5 billion, we look forward to the continued ramp in our increasingly diversified revenues over the remainder of the year.”

About Argan, Inc.

Argan’s primary business is providing a full range of services to the power industry including the engineering, procurement and construction of gas-fired and biomass-fired power plants, along with related commissioning, operations management, maintenance, project development and consulting services, through its Gemma Power Systems and Atlantic Projects Company operations. Argan also owns Southern Maryland Cable, which provides telecommunications infrastructure services, and The Roberts Company, which is a fully integrated fabrication, construction and plant services company.

Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws and are subject to risks and uncertainties including, but not limited to: (1) the continued strong performance of our power industry services business; (2) the Company’s ability to successfully and profitably integrate acquisitions; and (3) the Company’s ability to achieve its business strategy while effectively managing costs and expenses. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors detailed from time to time in Argan’s filings with the SEC. In addition, reference is hereby made to cautionary statements with respect to risk factors set forth in the Company’s most recent reports on Form 10-K and 10-Q, and other SEC filings.

Company Contact:	Investor Relations Contact:
Rainer Bosselmann	David Watson
301.315.0027	301.315.0027

ARGAN, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

(Unaudited) (In thousands, except per share data)

	Three Months Ended April 30,
	2016	2015
REVENUES
Power industry services	$108,099	$82,884
Industrial fabrication and field services	20,410	—
Telecommunications infrastructure services	1,839	2,604
Revenues	130,348	85,488
COST OF REVENUES
Power industry services	83,698	62,379
Industrial fabrication and field services	16,988	—
Telecommunications infrastructure services	1,360	1,942
Cost of revenues	102,046	64,321
GROSS PROFIT	28,302	21,167
Selling, general and administrative expenses	7,047	5,540
INCOME FROM OPERATIONS	21,255	15,627
Other income, net	37	85
INCOME BEFORE INCOME TAXES	21,292	15,712
Income tax expense	7,172	4,861
NET INCOME	14,120	10,851
Net income attributable to noncontrolling interests	1,890	3,348
NET INCOME ATTRIBUTABLE TO THE STOCKHOLDERS OF ARGAN, INC.	$12,230	$7,503

EARNINGS PER SHARE ATTRIBUTABLE TO THE STOCKHOLDERS OF ARGAN, INC.
Basic	$0.82	$0.51
Diluted	$0.81	$0.50

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
Basic	14,842	14,637
Diluted	15,055	14,864

ARGAN, INC. AND SUBSIDIARIES

Reconciliations to EBITDA

Consolidated Operations

(Unaudited)(In thousands)

	Three Months Ended
	April 30, 2016	January 31, 2016
Net income	$14,120	$9,160
Less net income attributable to noncontrolling interests	(1,890)	(2,432)
Interest expense	—	9
Income tax expense	7,172	5,458
Depreciation	434	393
Amortization of purchased intangible assets	321	189
EBITDA attributable to the stockholders of Argan, Inc.	$20,157	$12,777

Management uses EBITDA, a non-GAAP financial measure, for planning purposes, including the preparation of operating budgets and the determination of appropriate levels of operating and capital investments. Management believes that EBITDA provides additional insight for analysts and investors in evaluating the Company’s financial and operational performance and in assisting investors in comparing the Company’s financial performance to those of other companies in the Company’s industry. However, EBITDA is not intended to be an alternative to financial measures prepared in accordance with GAAP and should not be considered in isolation from the Company’s GAAP results of operations. Pursuant to the requirements of SEC Regulation G, reconciliations between the Company’s GAAP and non-GAAP financial results are included in the presentations above and investors are advised to carefully review and consider this information as well as the GAAP financial results that are presented in the Company’s SEC filings.

ARGAN, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited) (In thousands, except per share data)

	April 30, 2016	January 31, 2016
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$191,430	$160,909
Short-term investments	128,225	114,098
Accounts receivable, net	70,903	64,185
Costs and estimated earnings in excess of billings	4,077	4,078
Deferred income taxes	1,018	1,111
Prepaid expenses and other current assets	5,481	7,342
TOTAL CURRENT ASSETS	401,134	351,723
Property, plant and equipment, net	12,184	12,308
Goodwill	36,813	37,405
Intangible assets, net	9,023	9,344
Other assets	112	122
TOTAL ASSETS	$459,266	$410,902

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$50,804	$46,395
Accrued expenses	32,928	35,454
Billings in excess of costs and estimated earnings	134,621	105,863
TOTAL CURRENT LIABILITIES	218,353	187,712
Deferred income taxes	3,139	1,335
TOTAL LIABILITIES	221,492	189,047

STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.10 per share — 500 shares authorized; no shares issued and outstanding	—	—
Common stock, par value $0.15 per share — 30,000 shares authorized; 14,862 and 14,840 shares issued at April 30, 2016 and January 31, 2016, respectively; 14,858 and 14,836 shares outstanding at April 30, 2016 and January 31, 2016, respectively	2,229	2,226
Additional paid-in capital	118,425	117,274
Retained earnings	111,811	99,581
Accumulated other comprehensive income (loss)	80	(565)
TOTAL STOCKHOLDERS’ EQUITY	232,545	218,516
Noncontrolling interests	5,229	3,339
TOTAL EQUITY	237,774	221,855
TOTAL LIABILITIES AND EQUITY	$459,266	$410,902